***Text Omitted and Filed Separately
                                   Confidential Treatment Request
                                   Under 17 C.F.R. Subsection 200.80(b)(4),
                                   200.83 and 240.24b-2

                                 REV D
       MASTER DEVELOPMENT, PURCHASE AND DISTRIBUTION LICENSE AGREEMENT


     THIS AGREEMENT is between JETFAX INC., a Delaware corporation having its principal place of business at 1378 Willow Road, Menlo Park, California 94025 ("JetFax"), and HEWLETT-PACKARD COMPANY, a Delaware corporation with offices at 3000 Hanover Street, Palo Alto, California 94304 ("HP"). This Agreement is effective as of December 22, 1998 (the "Effective Date").

WHEREAS; THE PARTIES HAVE PREVIOUSLY ENTERED INTO A CONTRACT FOR THE
    LASERJET 3100 PRODUCT ("THE LASERJET 3100 CONTRACT"), DATED JANUARY 31, 1997 TITLED "MASTER DEVELOPMENT, PURCHASE AND DISTRIBUTION LICENSE AGREEMENT, REV G (3/18/97)" WHICH IS INCORPORATED HEREIN BY REFERENCE HERETO; AND

WHEREAS; THE PARTIES DESIRE TO DEVELOP AND INTRODUCE A NEW PRODUCT, DEFINED
    BELOW, [...***...];

THE PARTIES AGREE AS FOLLOWS:

                                  AGREEMENT
1.  DEFINITIONS.

    1.1 Acceptance Criteria means mutually acceptable final performance criteria that the parties agree will be used to determine whether the JetFax Software performs at a level acceptable for inclusion in the mass marketed HP Product.

    1.2 Date of First Commercial Shipment means the date HP first ships a Royalty Generating Unit.

    1.3 Date of First Mass Production means the date of the first production run of the HP Product whereby the result of such run is intended to be Royalty Generating Units.

    1.4 Development Project means JetFax's efforts to modify its existing JetFax Software along with JetFax's development of the HP Exclusive Features all of which is more fully described in Exhibit A ("HP Product Technical System Specification") and Exhibit D ("HP Exclusive Features"), and scheduled per Exhibit B ("Development Schedule") such that they can be integrated for use in the HP Product.

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    1.5     Development Schedule means the list of JetFax milestones and targeted delivery dates set forth in Exhibit B ("Development Schedule").

    1.6 Error(s) means a defect in the JetFax Firmware or the [...***...] which causes such JetFax Firmware or [...***...] not to operate substantially in accordance with the applicable Acceptance Criteria.
    1.7 HP Exclusive Feature(s) shall mean those feature(s) identified as exclusive to HP and listed in Exhibit D ("HP Exclusive Features") that are developed by JetFax at the request of HP and that the parties have agreed will be exclusively licensed to HP while such feature(s) continue to qualify as "HP Exclusive Feature(s)."

    1.8 HP Product means the HP developed hardware product, [...***...] for which JetFax undertakes the Development Project and that uses the JetFax Firmware [...***...] along with HP Exclusive Features as described in Exhibit D ("HP Exclusive Features").

    1.9 HP Trademarks means (a) the HP supplied trademarks, stylistic marks and distinctive logotypes set forth in Exhibit E ("Trademarks") and
(b) other mutually agreed upon marks and logotypes as HP may from time to time designate in writing during the term of this Agreement.

    1.10 JetFax Deliverables means those items described in the Software description section listed in Exhibit A ("HP Product Technical System Specifications") that JetFax shall deliver to HP pursuant to this Agreement, including but not limited to, the HP Exclusive Features listed in Exhibit D ("HP Exclusive Features"), and the JetFax Software and Updates.

        1.11 JetFax Documentation means the JetFax supplied online user manual for the JetFax Software.

        1.12 JetFax Software means (a) the JetFax Firmware, (b) the [...***...] and (c) any changes to the above listed software which JetFax may supply to HP.

        1.12.1 JetFax Firmware means (a) all or any portion of the JetFax controller computer programs, compilations thereof, and all associated documentation which functionality is described in Exhibit A ("HP Product Technical System Specification"), ported by JetFax to the HP Product, and provided by JetFax to HP pursuant to this Agreement and (b) any changes to such firmware which JetFax may supply to HP.

        1.12.2 [...***...] means (a) all or any portion of JetFax's computer programs and all associated end user documentation for the [...***...] for the HP Product for the supported platforms Windows 3.1, Windows for Workgroups 3.11, Windows 95 (collectively the "Initial Windows Platforms"), Windows 98 and Windows NT 4.0 and 5.0/Win 2000 listed and described in the Software section of Exhibit A ("HP Product Technical System Specification") provided by JetFax to HP and (b) any changes to such software which JetFax may supply to HP.

* CONFIDENTIAL TREATMENT REQUESTED

        1.13 JetFax Trademarks means (a) the JetFax-supplied trademarks, stylistic marks and distinctive logotypes set forth in Exhibit E ("Trademarks") and (b) other mutually agreed upon marks and logotypes as JetFax may from time to time designate in writing during the term of this Agreement.

        1.14     Royalty Generating Unit means an [...***...].

        1.15 Testing Criteria means mutually acceptable working test plans and procedures that the parties agree will be used to determine the acceptability of the JetFax Deliverables upon delivery pursuant to the Development Schedule.

        1.16 Updates means updated versions of JetFax Software which include all changes, alterations, corrections and enhancements to such JetFax Software which JetFax makes generally available to its licensees [...***...] and that are not provided to any particular JetFax OEM customer as a feature exclusive to such OEM.

2.     LICENSE GRANTS.
    2.1 Manufacture and Distribution of JetFax Formatter. The [...***...]. Subject to HP's compliance with the terms of this Agreement and effective upon HP's final acceptance of the JetFax Deliverables, JetFax hereby grants to HP a worldwide, non-exclusive, non-transferable license to
(i) manufacture (and have manufactured), and (ii) market, use, sell and otherwise distribute the JetFax Formatter, directly and indirectly through HP's usual distribution channels. The licenses granted above are only for use in connection with the HP Product specified herein, for the purpose of interfacing the JetFax Firmware to the HP Product, and to use the Hardware Design Package in connection with such activities. HP agrees that it shall keep the Hardware Design Package confidential and shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination or publication of the Hardware Design Package as HP would use to protect similar information owned by HP.

    2.2     Purchase and Distribution of JetFax ASIC.  The [...***...].

        2.2.1 Third-Party Manufacturer. JetFax shall enter into agreements with certain HP-qualified ASIC manufacturers authorizing such manufacturers to manufacture and sell JetFax ASICs directly to HP, and upon HP's request provide documentation of such authorization. In addition, in connection with such agreements, JetFax shall provide engineering support and documentation to such HP-qualified ASIC manufacturers as reasonably required to enable such manufacturers to meet their delivery requirements with HP. HP may purchase JetFax ASICs only from such authorized HP-qualified ASIC manufacturers, and any such purchases made by HP shall be subject to the terms and conditions agreed upon by HP and such authorized HP-qualified ASIC manufacturer.

        2.2.2 Distribution. Subject to HP's compliance with the terms of this Agreement, JetFax hereby grants HP the right to distribute the JetFax ASICs as part of the HP Product described
* CONFIDENTIAL TREATMENT REQUESTED
herein and to distribute the JetFax ASICs as spare or replacement parts for the HP Product described herein and other support as may be required. HP shall not distribute JetFax ASICs in any other manner without JetFax's prior written approval for such distribution.

        2.2.3 Engineering Changes. JetFax will not make changes to the ASICs without the prior written consent of HP. In the event that circumstances beyond reasonable control of the parties require changes, the parties will promptly meet and determine, in good faith, the appropriate changes and timing of such changes.

    2.3 Reproduction and Distribution of JetFax Firmware. Subject to HP's compliance with the terms of this Agreement, JetFax hereby grants to HP a worldwide, non-exclusive, non-transferable license to use, reproduce and distribute directly and indirectly, through HP's usual distribution channels, the object code version of the JetFax Firmware and JetFax Firmware Updates as a part of the HP Product or for repair and maintenance of such product.

    2.4 Reproduction and Distribution of JetFax Documentation. Subject to HP's compliance with the terms of this Agreement, JetFax hereby grants to HP a worldwide, non-exclusive, non-transferable license to use, modify, reproduce and distribute directly and indirectly, through HP's usual distribution channels, the JetFax Documentation as a part of the HP Product or in conjunction with such product.

    2.5 Distribution of HP Exclusive Features. Subject to HP's compliance with the terms of this Agreement, JetFax hereby grants to HP, [...***...] following the [...***...] a [...***...] license to use, reproduce and distribute directly and indirectly, through HP's usual distribution channels, the [...***...] the HP Exclusive Features. Notwithstanding the [...***...] license granted above, JetFax shall, at all times, have the right to include or license the HP Exclusive Features in products that have [...***...] in the [...***...] or the [...***...]. Notwithstanding the
aforesaid distribution rights, JetFax will not obtain any rights to [...***...] by virtue of this Agreement. Furthermore, nothing contained in this Agreement shall be construed to grant JetFax any right, title or interest in or to any [...***...].

    2.6 Reproduction and Distribution of [...***...]. Subject to HP's compliance with the terms of this Agreement, JetFax hereby grants to HP a worldwide, non-exclusive, non-transferable license to, (a) use, reproduce and distribute, directly and indirectly, through HP's usual distribution channels, [...***...] only as part of, or bundled with the HP Product; and
(b) sublicense the [...***...] to end users for installation with an already installed HP Product.

    2.7 End User Licenses. JetFax is responsible for embedding the HP Standard Software License Terms as an essential step in the installation of the Software to ensure end user receipt of the HP Standard Software License, such license to include terms and conditions substantially equivalent to those set forth in Exhibit F ("HP Software License Terms") to this Agreement. The terms of such license will be drafted so as to apply to the JetFax Software.

3. DEVELOPMENT. Subject to the terms of this Agreement and the timely receipt of all associated HP deliverables, JetFax will, in a timely and professional manner, initiate the Development Project, staff the Development Project as required, and use reasonable efforts to achieve the milestones listed in the Development Schedule on or before the dates associated with each such milestone. HP agrees to designate a technically qualified person to respond to information requests by JetFax who, when so requested by JetFax, shall use his or her best efforts to respond.

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


    3.1 Localization. HP will be responsible for the localization of the software delivered by JetFax. The software delivered by JetFax must be capable of being localized into the languages specified in Exhibit A ("HP Product Technical System Specification"). HP may choose to use third party suppliers to accomplish this localization work. JetFax will be expected to reasonably cooperate and support the localization effort be it through a third party or through HP. This may include, but is not limited to, sufficient technical support and access to subject matter experts, and participation in the creation of localization work instructions (LWIs).

    3.2 Help Files. JetFax will be responsible for providing technical text describing user options of each help system access point. HP will be responsible for the help screen content for the software delivered by JetFax. HP may choose to use third party suppliers to accomplish this content development work. JetFax will be expected to reasonably cooperate and support the help screen content development effort be it through a third party or through HP. This may include, but is not limited to, sufficient technical support and access to subject matter experts. Jet Fax will be responsible for supporting the integration of the help system to be able to successfully run with the software.

4.     DELIVERY, TESTING AND ACCEPTANCE.

    4.1 HP Deliverables. START HP shall promptly provide JetFax with an appropriate number of [...***...]. HP shall also provide any additional software, equipment and documentation, if any, as necessary for JetFax to complete the Development Project and for testing and support of the JetFax Deliverables in accordance with Section 4.3 ("Testing") below. All equipment loaned by HP to JetFax shall remain the property of HP and shall be fully insured by JetFax. HP recognizes that an equipment failure could result in a delay in the Development Schedule and, while such equipment is in the possession of JetFax, HP shall assist in maintaining the same in good working order. At JetFax's request during the term of JetFax's warranty and continuing support activities hereunder, HP will continue to ensure that at least one unit on loan to JetFax is the then current production unit of the HP Product which HP is actually shipping.

    4.2 JetFax Deliverables. JetFax will use commercially reasonable efforts to provide HP with the JetFax Deliverables as described in Exhibit A ("HP Product Technical System Specification") in accordance with the Development Schedule as detailed in Exhibit B ("Development Schedule"). At JetFax's option, the JetFax Deliverables will be delivered telephonically from JetFax's place of business to a HP server in California, provided that JetFax bears the costs of such telephonic transmission to such server. For purposes of tax documentation, coincident with the telephonic transmission of such deliverable items, JetFax may send to HP a certificate containing the date of transmission, the time of such transmission, the name(s) of JetFax personnel who made the transmission, the signature(s) of such personnel and a general description of the nature of the item(s) transmitted sufficient to distinguish the transmission from other transmissions. Within fifteen (15) days of receipt of the certificate, HP shall return such certificate to JetFax, identifying the HP personnel who received such transmission and, if the information on such certificate is true and accurate, supply the signature of such receiving personnel verifying the occurrence of the transmission.

* CONFIDENTIAL TREATMENT REQUESTED


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






    4.3     Testing.

        4.3.1 Development of Test Plan. The parties will work in good faith to develop the Testing Criteria. HP or its manufacturing partner will be responsible for most of the hardware tests and design issues related to very high-volume production, and for testing the mechanical performance of the HP Product. In addition, HP or its manufacturing partner will also test environmental and reliability standards of the HP Product.

        4.3.2 Interim Performance Testing. Upon JetFax's delivery of each interim JetFax Deliverable listed in the Development Schedule, HP [...***...], in accordance with the applicable Testing Criteria, for conformity with the applicable Acceptance Criteria and the Testing Criteria. HP shall inform JetFax of the results of such testing and, if HP is unable to accept the interim JetFax Deliverables, the basis for a finding of nonconformity or failure of such interim JetFax Deliverables to conform to the Testing Criteria. JetFax shall use commercially reasonable efforts to promptly correct nonconformities and resubmit the same for retesting by HP. This process shall continue until HP accepts such interim JetFax Deliverable, or terminates under Section 12.2.2.

    4.4 Final Acceptance. The JetFax Deliverables shall conform to specifications in Exhibit A ("HP Product Technical System Specifications") and meet the Acceptance Criteria. HP shall have [...***...] after [...***...] (the "Acceptance Period") to examine and test such JetFax Deliverables to determine that such items substantially conform to the applicable Acceptance Criteria [...***...]. Within such period, HP shall provide JetFax with written acceptance of the final JetFax Deliverables or a statement of Errors to be corrected. The final JetFax Deliverables will be deemed to have been accepted by HP if JetFax does not receive such written acceptance or statement of Errors within such [...***...] period. JetFax shall use its commercially reasonable efforts to correct Errors and redeliver a master copy of the final JetFax Deliverables to HP, and HP shall [...***...] of such redelivery provide JetFax with written acceptance or a statement of Errors. Should the final JetFax Deliverables not conform to the applicable Testing Criteria and Acceptance Criteria, or in the event JetFax is not able to deliver the final JetFax Deliverables in accordance with the Development Schedule, HP's sole and exclusive remedy shall be [...**...] by giving JetFax notice thereof (including a statement of Errors where applicable) within said [...***...] the correction [...***...] for a mutually agreeable [...***...] to [...***...] the applicable [...***...] in a mutually agreeable manner, or [...***...] and obtain a [...***...] for such [...***...] provided that HP has complied with section [...***...].


    4.5 Compliance and Certification. HP shall be responsible for all compliance testing and certification, in the U.S. and internationally, for safety, emissions, ESD and other required standards, including but not limited to "Public Telephone and Telegraph" (PTT) testing and approvals. Notwithstanding the above, JetFax shall be responsible for [...***...]. JetFax and HP will work together to take corrective actions required for problems found in such testing and JetFax shall make reasonable changes to its designs and software as required. All costs for compliance testing and certifications, including travel and other reasonable expenses of JetFax personnel requested by HP to participate in such testing or certification, shall be paid by HP.

5.     PAYMENTS.

    5.1 Non-Recurring Engineering Fees. As and upon HP's acceptance of each deliverable in accordance with the milestones listed in Exhibit B ("Development Schedule"), HP shall pay JetFax a non-recurring engineering fee equal to the amount associated with each such milestone.
Notwithstanding the failure of JetFax to meet such individual milestones, HP shall nonetheless be obligated to pay to JetFax the associated non-recurring engineering milestone payments on the targeted date of completion if JetFax's failure to complete the milestone by the listed date is due to a failure by HP or its designated suppliers, to provide material support, data and deliverables in a timely manner and HP has received prompt written notice from JetFax upon JetFax's discovery that such failure by HP would, in fact, result in JetFax's inability to complete the milestone by the listed date.

* CONFIDENTIAL TREATMENT REQUESTED

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


    5.2     Royalties.

        5.2.1 Prepaid Royalties. HP shall pay to JetFax the following refundable prepaid royalties in advance of actual sales of the HP Product according to the following schedule:
                                                     Prepaid
          Payment                                    Royalty
          Number               Milestone              Amount
          ------               ---------              ------
         [...***...]         [...***...]          $[...***...]
         [...***...]         [...***...]          $[...***...]
         Total Prepaid Royalties                  $[...***...]

[...***...]

[...***...]

     The prepaid royalties shall be recovered by HP at the rate of [...***...].

        5.2.2 Royalty Rate. HP shall pay JetFax a royalty of [...***...].
        5.2.3 When Royalties Earned. Each royalty due hereunder shall be earned on the date the Royalty Generating Unit is shipped.

    5.3     Taxes.   License fees and prices to HP do not include taxes of
any nature. HP will pay ordinary sales and property taxes where applicable when invoiced by JetFax or will supply appropriate tax exemption certificates in a form satisfactory to JetFax. Under no circumstances will either party be responsible for the other parties' income tax, franchise tax or other similar tax liability.

    5.4     Payment Terms.   All payments hereunder shall be in U.S. dollars
and shall be paid by HP's U.S. corporate entity. HP shall make payments required hereunder, without deduction of any tax, duty, fee or commissions. All NRE payments and prepaid royalties due in accordance with the terms of the Agreement shall be paid [...***...] after the completion of the applicable milestone. All royalties due in accordance with the terms of the Agreement shall be paid within [...***...] after the end of each HP fiscal quarter in which they occur. With each royalty payment HP shall include a written summary of the records described in Section 6.1 ("Records") below, broken out by month of sale. [...***...]. Such oral communication shall be subject to final adjustment by HP at the end of each accounting period.

* CONFIDENTIAL TREATMENT REQUESTED

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





6.     RECORDS AND AUDIT.

6.1 Records. HP shall maintain a complete, clear and accurate record of the number of Royalty Bearing Units shipped during the fiscal quarter, and any other information which may be required to determine whether HP is paying the correct royalty amount hereunder.


6.2 Right of Audit. To ensure compliance with the terms of this Agreement, JetFax shall have the right to have an inspection and audit of all the relevant accounting and sales books and records of HP conducted by an independent audit firm reasonably acceptable to both parties whose fee is paid by JetFax, and shall be conducted during regular business hours at HP's offices and in such a manner as not to interfere with HP's normal business activities. In no event shall audits be made hereunder more frequently than every twelve (12) months. If such inspections should disclose any underreporting, HP shall promptly pay JetFax such underpayment amount, and if such inspections should disclose any overreporting, JetFax shall promptly pay HP such overpayment amount. In the event such auditor's inspection shows a five percent (5%) or greater underreporting, HP shall pay such auditor's fees and expenses for such audit.

7.     TRAINING AND SUPPORT.

    7.1 Training and Support. JetFax agrees to provide, [...***...], the training, technical assistance and manufacturing support described in EXHIBIT C ("Training and Support"). HP agrees that all contact regarding continuing support services shall be handled through up to three designated HP contacts to be specified by HP.

    7.2 [...***...] Updates. HP shall be free, without additional payments to JetFax, to distribute to existing customers using the HP Product only, Updates to the [...***...], through its distribution channels, via its web sites or its other normal distribution methods [...***...].

    7.3 End User Support. HP will have the sole responsibility for supporting its end users and will provide end users with reasonable end user documentation, warranty service, and telephone support for the use of HP Product consistent with HP's practice for supporting its other products.

8.     MARKETING OBLIGATIONS.

    8.1     Publicity.   Within [...***...] following the date HP first
announces the HP Product, the parties shall issue a press release, the terms of which are mutually acceptable to both HP and JetFax.

    8.2 JetFax After Market Products. HP agrees to allow JetFax to market certain JetFax after market products through [...***...] which may be implemented through [...***...] to end users of the HP Product. JetFax may [...***...] for any of [...***...] and such [...***...]. HP further agrees to allow JetFax to market [...***...] to the base of [...***...] after introduction of the Product. HP agrees to provide to JetFax [...***...]. HP will allow JetFax to [...***...] at [...***...] expense, to the [...***...]
but JetFax shall not [...***...] more than [...***...]. JetFax may [...***...] for any of [...***...] and such [...***...]. All JetFax communications to the [...***...] must be [...***...] to implementation, such [...***...] and such
[...***...] to be [...***...].


    8.3 JetFax Information. JetFax shall have the right, within the [...***...] to include the following JetFax information: [...***...] from the [...***...] which provides [...***...] information including [...***...] and [...***...]. All [...***...] information must be [...***...] to implementation, such [...***...] to be [...***...].


* CONFIDENTIAL TREATMENT REQUESTED


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9.     PROPRIETARY RIGHTS.

    9.1 Ownership. The parties acknowledge that the other party and its suppliers have and retain exclusive ownership of all their respective trademarks, logos and product names, and all rights, title and interest, including all trademarks, copyrights, patents, mask work rights, trade names, trade secrets and other intellectual property rights to all of the documentation and computer-recorded data comprising or included in the JetFax Deliverables with respect to JetFax ownership and the HP Product other than the JetFax Deliverables with respect to HP ownership. All related ideas, developments, concepts, techniques, know-how, trade secrets and inventions which are conceived or reduced to practice during the course of this Agreement shall belong exclusively to the developing party. Except for the rights expressly enumerated herein, HP is not granted any rights to patents, mask work rights, copyrights, trade secrets, trade names, trademarks, or any other rights, franchises or licenses with respect to the JetFax Deliverables. In the event that HP obtains the source code versions of the JetFax Deliverables and related materials pursuant to Section 10 ("Escrow"), HP agrees that such source code and related materials will be protected as JetFax Deliverables hereunder and that it will not publish, disclose or otherwise divulge such source code and related materials to any person, except officers, employees and independent contractors of HP who have entered into non-disclosure agreements at least as protective of JetFax's proprietary rights as set forth herein and need access to such source code or related materials to perform their duties, at any time, either during the term or after the termination of this Agreement.

    9.2 No Source Code. HP specifically acknowledges that no rights, other than those contained in Section 10 ("Escrow"), to the human readable, source code versions of the JetFax Software are granted to it (except resource source files and message string source files for both host based software and device firmware for translation purposes only). HP agrees that it will not attempt to reverse engineer, reverse compile, disassemble or otherwise attempt to create source code which is derived from the JetFax Software provided to HP solely in object code form during the term of this Agreement so long as this Agreement remains in force and for one (1) year following termination. In addition, HP shall not reverse engineer the JetFax ASIC or any portion thereof so long as this Agreement remains in force and for one (1) year following termination. Notwithstanding the above, the parties agree that HP will use, and it shall not be considered a breach of this Section 9.2 to employ, in conjunction with JetFax, ordinary techniques available to debug and resolve problems with the JetFax Software.

    9.3 Proprietary Notices. HP agrees as a condition of its rights hereunder, not to remove or deface appropriate proprietary JetFax notices appearing on the JetFax Deliverables for all HP internal distribution activities. HP further agrees, to reproduce, in accordance with EXHIBIT E ("Trademarks"), appropriate JetFax copyright notices on the JetFax Software, the software media, and in any electronic distribution of software, such as drivers or Updates.

    9.4 Restricted Rights. The JetFax Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (OCT 1995), consisting of "commercial computer software" and "commercial

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


computer software documentation," as such terms are used in 48 C.F.R. 12.212 (SEPT 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (JUNE 1995), HP will identify and license the JetFax Software to U.S. Government end users (i) only as a commercial end item and
(ii) with only those rights as are granted to all other end users pursuant to the terms and conditions herein. In the event that HP receives a request from any agency of the U.S. Government to provide the JetFax Software with rights beyond those set forth above, HP will notify JetFax of the scope of rights requested and the agency making such request and JetFax will have five (5) business days to, in its sole discretion, accept or reject such request.

    9.5 Foreign Government Agreements. HP will take commercially reasonable steps in making proposals and agreements with foreign governments other than the United States which involve the JetFax Software and related documentation to strive for the objective that JetFax's proprietary rights in such JetFax Software and related documentation receive the maximum protection available from such foreign government for commercial computer software and related documentation developed at private expense.

    9.6 Confidential Information. Notwithstanding Section 16.14 below (which applies specifically to this Agreement itself), either party may receive or have access to technical and business information of the other, which may include product specifications, plans and strategies, software source code, promotions, customer listing and other information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall be labeled as the disclosing party's Confidential Information, or if disclosed orally, confirmed and identified in writing by the disclosing party as its Confidential Information within thirty (30) days after such oral disclosure. Confidential Information of the disclosing party shall be used by only those employees of the receiving party who have a need to know such information for purposes related to this Agreement. The receiving party shall protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information. The foregoing obligation shall not apply to any information which is (i) already known by the receiving party prior to disclosure, (ii) independently developed by the receiving party prior to or independent of the disclosure,
(iii) publicly available through no fault of the receiving party, (iv) rightfully received from a third party without a duty of confidentiality, or
(v) disclosed by the receiving party with the disclosing party's prior written approval.

10. ESCROW. The parties have entered into an Escrow Account, Client Account # 1005022-00001-0816001 at DSI Technology Escrow Services at 425 California Street, Suite 1450, San Francisco, California 94104. The same terms and conditions of the Escrow Account and the requirements for the same (Section 10 of the LaserJet 3100 Contract) shall apply to source code versions of the JetFax Software.

11.     LICENSE TO USE TRADEMARKS.


* CONFIDENTIAL TREATMENT REQUESTED

    11.1     HP's Use of Trademarks.   HP agrees that it will permanently
include JetFax Trademarks, in a form similar to those included in Exhibit E ("Trademarks"), on all copies of the JetFax Software and JetFax ASIC. HP also agrees that it will include the JetFax and JetSuite brand names, in a form similar to those included in Exhibit E ("Trademarks"), along with HP logos in splash screens, installation screens, about boxes, demo pages, help tutorials, manuals, media labels and marketing collaterals.

    11.2 Ownership of Trademarks. HP acknowledges the ownership of the JetFax Trademarks by JetFax. HP agrees that it will do nothing inconsistent with such ownership and that all use of JetFax Trademarks by HP shall inure to the benefit of and be on behalf of JetFax. HP acknowledges that JetFax Trademarks are valid under applicable law and that HP's utilization of such JetFax Trademarks will not create any right, title or interest in or to such trademarks. HP acknowledges JetFax's exclusive right to use of JetFax Trademarks and agrees not to do anything contesting or impairing the trademark rights of JetFax. Any use of JetFax trademarks must identify JetFax as the owner of such trademarks. HP agrees that JetFax will use and reproduce the HP Trademarks for inclusion in the JetFax Deliverables.
JetFax acknowledges the validity of the HP Trademarks and agrees the JetFax's utilization of such HP Trademarks will not create any right, title or interest in or to such trademarks. JetFax and HP agree that no usage of Trademarks or commitments in this section shall extend beyond the scope of activity envisioned by this Agreement.

    11.3     Quality Standards.   JetFax is familiar with and approves of
the quality of HP hardware products that are similar to the HP Product. The quality of the HP Product sold in connection with the JetFax Trademarks shall be substantially the same as the quality of such other HP hardware products.

12.     TERM AND TERMINATION.

    12.1 Term. The initial term of this Agreement shall be five (5) years from the Effective Date, unless this Agreement is earlier terminated pursuant to Section 12.2.

    12.2     Termination.

        12.2.1 Termination for Cause. A party may terminate this Agreement in the event of any material breach by the other party which continues uncured after [...***...] written notice by the non-breaching party of said breach (which notice shall, in reasonable detail, specify the nature of the breach) to the breaching party.

        12.2.2 Termination for Convenience. Subject to the provisions of Section 12.3.6, HP may terminate this Agreement without cause upon [...***...] written notice to JetFax.

    12.3 Obligations on Termination or Expiration. Upon termination or expiration of this Agreement:
* CONFIDENTIAL TREATMENT REQUESTED

        12.3.1     Licenses Terminated.  The licenses granted pursuant to
Section 2 ("License Grants") shall terminate immediately.

        12.3.2 Continued Support; Return or Destruction of JetFax Deliverables. Except in the case where this Agreement is terminated prior to the Date of First Commercial Shipment, HP shall have the right to retain a reasonable number of copies of the JetFax Software and use such JetFax Software only to the extent required for support and maintenance purposes. HP will immediately discontinue use (except as set forth in the preceding sentence) and distribution of, and return or destroy all copies of the JetFax Deliverables in its possession (including copies placed in any storage device under HP's control). Upon JetFax's request, HP shall warrant in writing to JetFax its return or destruction of all of JetFax's proprietary information within thirty (30) days of termination or expiration.

        12.3.3 Continued Use by End Users. End users shall be permitted the continued and uninterrupted use of the JetFax Software for the balance of the term of their end user agreements, as specified in such agreements, provided that and so long as the end users are not in default of their end user agreements.

       12.3.4 Default by End Users. HP's rights upon default of the end users relating to the JetFax Software, as specified in the end user agreement, shall automatically be assigned to JetFax to the extent relevant to the enforcement by JetFax of the proprietary rights of JetFax and/or its suppliers in the JetFax Software.

      12.3.5 Survival of Terms. The parties' rights and obligations set forth in Section 9 ("Proprietary Rights"), Section 12.3 ("Obligations on Termination or Expiration"), Section 13.2 ("Limitation on Warranties"),
Section 14 ("Indemnification"), Section 15 ("Limitation of Liability") and
Section 16 ("General") shall continue after the termination or expiration of this Agreement.

      12.3.6 Liquidated Damages. HP and JetFax hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual harm sustained by JetFax as a result of the termination of this Agreement during the development period or thereafter, and that the damages listed below are a reasonable approximation thereof. In the event that this Agreement is terminated by HP for convenience pursuant to Section
12.2.2 above, HP shall pay JetFax the following:

1)  [...***...]
2)  [...***...].

 Milestone                               Targeted Date
 Number         Milestone                of Completion       Amount
----------      ---------                -------------       ------
[...***...]   [...***...]                [...***...]       $[...***...]
[...***...]   [...***...]                [...***...]       $[...***...]

* CONFIDENTIAL TREATMENT REQUESTED

In the event that JetFax terminates this Agreement for HP's material breach pursuant to Section 12.2.1, JetFax shall, [...***...]. Such payments shall not serve to waive JetFax's rights to seek injunctive relief pursuant to
Section 16.5 ("Injunctive Relief").

13.     WARRANTIES.

    13.1 Performance Warranty. JetFax warrants that the JetFax Software and the HP Exclusive Features, for a period of [...***...] after the Date of First Commercial Shipment (the "Warranty Period"), will perform substantially in accordance with the applicable Acceptance Criteria when used in conjunction with the HP Product. JetFax shall, at its expense, provide a correction or workaround for any reproducible Errors which may be discovered in the JetFax Software if they are reported to JetFax by HP during the Warranty Period and deliver an updated version of the JetFax Software to HP. This warranty shall not apply to such JetFax Software if it
(i) has been modified by HP or any third party, or (ii) is any version other than the most current version of such JetFax Software shipped by HP hereunder or the version shipped by HP immediately preceding such current version.

    13.2 Limitations on Warranties. HP acknowledges that JetFax does not warrant that the JetFax Software will meet HP's requirements, that operation of the JetFax Software will be uninterrupted or error free, or that all software errors will be corrected. JetFax is not responsible for problems caused by computer hardware or other computer operating systems (including those making up other HP products) which are not compatible with the system specifications required to run the JetFax Software as set forth in the applicable Acceptance Criteria, or for problems in the interaction of the JetFax Software with non JetFax software. HP acknowledges that the JetFax Software is of such complexity that it may have inherent defects, and agrees that JetFax makes no other warranty, either express or implied, as to any matter whatsoever. The foregoing states JetFax's sole and exclusive warranty to HP concerning the JetFax software and HP's sole and exclusive remedy for breach of warranty. Except as expressly set forth above, the JetFax Deliverables are provided strictly "AS IS". Except for the express warranties stated in this Agreement, JetFax makes no additional warranties, express, implied, arising from course of dealing or usage of trade, or statutory, as to the JetFax Deliverables or any matter whatsoever. In particular, any and all warranties of merchantability, fitness for a particular purpose and noninfringement are expressly excluded. Neither party shall have the right to make or pass on, and shall take all measures necessary to ensure that neither it nor any of its agents or employees shall make or pass on, any express or implied warranty or representation on behalf of the other party to any of its customers, end users, or third parties.

14.     INDEMNIFICATION.

    14.1     By JetFax.   Subject to Section 15, JetFax agrees to indemnify
and defend HP from any costs, damages, and reasonable attorneys' fees resulting from any claims by third parties that the uses permitted hereunder of the JetFax Deliverables infringe any (i) U.S. copyrights, or U.S. trademarks; or (ii) patents issued in the Designated Countries provided that, HP gives JetFax prompt written notice of

* CONFIDENTIAL TREATMENT REQUESTED
any such claim, tenders to JetFax the defense or settlement of such a claim at JetFax's expense, and cooperates with JetFax, at JetFax's expense, in defending or settling such claim. If JetFax receives notice of an alleged infringement or if HP's use of the JetFax Deliverables shall be prevented by permanent injunction, JetFax may, at its sole option and expense, procure for HP the right to continued use of the JetFax Deliverables as provided hereunder, modify the JetFax Deliverables so that it is no longer infringing, or replace the JetFax Deliverables with a deliverable of equal or superior functional capability. The rights granted to HP under this section shall be HP's sole and exclusive remedy and JetFax's sole obligation for any alleged infringement of any patent, copyright, trademark, or other proprietary right. JetFax will have no liability to HP if any alleged infringement or claim of infringement is based upon (a) the modification of the JetFax Deliverables by HP or any third party, (b) use of the JetFax Deliverables in connection or in combination with equipment, devices, or software not delivered by JetFax (if such infringement or claim could have been avoided by the use of the unmodified JetFax Deliverables with other equipment, devices or software), or (c) the use of the JetFax Deliverables other than as permitted under this Agreement or in a manner for which it was not intended or use of other than the most current release of the JetFax Deliverables (if such claim would have been prevented by the use of such release).


    14.2 By HP. HP agrees to indemnify and defend JetFax from any costs, damages, and reasonable attorneys' fees resulting from all claims by third parties arising from the use, manufacture, and distribution of HP Products by HP and its direct and indirect customers in any country, worldwide, provided that JetFax gives HP prompt written notice of any such claim, tenders to HP the defense or settlement of any such claim at HP's expense, and cooperates with HP, at HP's expense, in defending or settling such claim. HP will have no liability to JetFax with respect to any claim as to which JetFax is liable to HP pursuant to Section 14.1 ("By JetFax") above.

15.     LIMITATION OF LIABILITY.   Neither party will be liable to the other
party or any other party for any loss of use, interruption of business or any indirect, special, incidental or consequential damages of any kind (including lost profits) regardless of the form of action whether in contract, tort (including negligence), strict product liability or otherwise, even if either party has been advised of the possibility of such damages. The foregoing limitation of liability is independent of any exclusive remedies for breach of warranty set forth in this Agreement. The limitation above shall not apply and shall be of no force and effect with regard to damages attributable to a breach of the scope of the licenses granted in Section 2 ("License Grants") or a breach of the protective provisions set forth in Section 9 ("Proprietary Rights"). [...***...].

16.     GENERAL.

    16.1 Dispute Resolution. In the event of disputes between the parties arising from or concerning the subject matter of this Agreement, other than disputes arising from or the protection of either party's proprietary information, the parties will first attempt to resolve the dispute through good faith negotiation: first among and between the program managers assigned to the Development Project, and if the dispute is not resolved within three (3) days, negotiation between senior officers (having the necessary authority to resolve the dispute on behalf of such party) of each party . In the event that the dispute cannot be resolved through the good faith negotiation of such senior officers, the parties, within five (5) days after written notice, will refer the dispute to a mutually acceptable mediator, skilled in the technology and industry relating to the subject matter of this Agreement, for hearing in a place to be agreed to by the parties. If a mutually acceptable mediator cannot be selected by the parties, the parties agree to use a mediator, skilled in the technology and industry relating to the subject matter of this Agreement, selected by the American Arbitration Association.

* CONFIDENTIAL TREATMENT REQUESTED

    16.2 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

    16.3 Choice of Forum and Venue. All disputes arising under this Agreement not resolved in accordance with Section 16.1 ("Dispute Resolution") above, shall be brought in Superior Court of the State of California in Santa Clara County or the Federal District Court of San Jose, California, as permitted by law. The Superior Court of Santa Clara County and the Federal District Court of San Jose shall each have nonexclusive jurisdiction over disputes under this Agreement. The parties consent to the personal jurisdiction of the above courts.

    16.4 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the signatory of this Agreement at the address set forth at the end of this Agreement or such other address as either party may specify in writing.

    16.5 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions regarding the Scope of the Licenses granted in Section 2 ("License Grants") or protection of Proprietary Information set forth in
Section 9 ("Proprietary Rights") of this Agreement by either party will cause the other irreparable damage for which recovery of money damages would be inadequate, and that the damaged party shall therefore be entitled to seek injunctive relief to protect its rights under this Agreement in addition to any and all remedies available at law.

    16.6 No Agency. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

    16.7 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

    16.8 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

    16.9 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such

* CONFIDENTIAL TREATMENT REQUESTED
event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

    16.10 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

    16.11 Assignment. Either party shall have the right to assign its rights and obligations pursuant to this Agreement to a successor entity in the event of a merger or reorganization in which such party is not the surviving entity or to a purchase of all or substantially all of its assets. Except as set forth above, neither this Agreement nor any rights or obligations of either party hereunder may be assigned in whole or in part without the prior written approval of the non-assigning party.

    16.12 Export. HP acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the JetFax Deliverables. HP agrees that it will not export or re-export the JetFax Deliverables in any form, without the appropriate United States and foreign governmental licenses. HP agrees that its obligations pursuant to this Section shall survive and continue after any termination or expiration of rights under this Agreement.

    16.13 Full Power. Each party represents and warrants that it has full power to enter into and perform this Agreement, and the person signing this Agreement on each party's behalf has been duly authorized and empowered to enter into this Agreement. Both parties further acknowledge that each has read this Agreement, understands it and agrees to be bound by it.

    16.14 Confidential Agreement. Neither party will disclose any terms or the existence of this Agreement except pursuant to a mutually agreeable press release, with written consent of the other party, or as otherwise required by law. However, in no event will a party be responsible for confirming the veracity of statements made by the other party. If required to disclose any aspect of this Agreement by legal requirement such as subpoena or other legal mandate, each party agrees to use best efforts in each such circumstance to provide to the other, prior to such party's initial disclosure pursuant to such legal requirement, a copy of the proposed disclosure (such proposed disclosure may be a redacted version of this Agreement) showing such party's attempt to limit, redact, excise and otherwise restrict the disclosure of sensitive portions of this Agreement. The nondisclosing party shall then have seven (7) calendar days to provide its suggested limitations, redactions and restrictions to the disclosing party's draft disclosure. The disclosing party shall then in good faith attempt to include those suggested limitations, redactions and restrictions, wherever possible in its submission of the disclosure as required by law, and thereafter in subsequent negotiations with the agency or entity to which disclosure is made. If such disclosing party does not receive comments from the non-disclosing party within the seven (7) day period, such submission shall be deemed approved by the non-disclosing party.* CONFIDENTIAL TREATMENT REQUESTED

    16.15 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

    16.16 Entire Agreement. This Agreement together with the exhibits completely and exclusively states the agreement of the parties regarding its subject matter. Other than the LaserJet 3100 Contract, this Agreement supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be changed or modified except through written mutual agreement signed by officers or program managers of the parties, and any provision or a purchase order purporting to supplement or vary the provisions hereof shall be void. Notwithstanding the above, the parties agree that the specifications described in EXHIBIT A ("HP Product Technical System Specification") largely reflect the requirements as understood by the parties on the Effective Date. However, as the development project progresses, the parties shall, from time to time and by written mutual agreement signed by officers or program managers, update such specifications to reflect any changes and shall consider the impact on cost, schedule and performance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

JETFAX:                               HP:

JETFAX, INC.                          HEWLETT-PACKARD COMPANY

By: /s/ EDWARD (RUDY) PRINCE III      By:
   -----------------------------           --------------------------

Name: Edward (Rudy) Prince III        Name:    [...***...]
      --------------------------            -------------------------

Title:  President / CEO               Title:   [...***...]
      --------------------------            -------------------------

Address for Notice:                   Address for Notice:

1378 Willow Road                      3000 Hanover Street
Menlo Park, CA 94025                  Palo Alto, CA  94304

* CONFIDENTIAL TREATMENT REQUESTED


                              TABLE OF CONTENTS
                                   EXHIBITS

Exhibit A.............................HP Product Technical System
Specifications

Exhibit B.............................Development Schedule

Exhibit C.............................Training and Support

Exhibit D.............................HP Exclusive Features

Exhibit E.............................Trademarks

Exhibit F.............................HP Software License Terms



* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit A
                  HP Product Technical System Specifications

** 233 pages omitted pursuant to an application for confidential treatment.

                                 [...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit B

     Development Schedule, Schedule of Non-Recurring Engineering Fees and
                          Schedule of Pre-Paid Royalties


     TARGET DATE
----------------
Development Schedule Milestones                             of Completion
-------------------------------                             -------------

[...***...]                                                   [...***...]
-------------------------------------------------------------------------
Non-Recurring Engineering Fees

Milestone                                     Targeted Date      NRE
  ID              Milestone                   of Completion    Payment
----------        ---------                   -------------    -------


* CONFIDENTIAL TREATMENT REQUESTED
                                       27





1.               [...***...]                   [...***...]    $[...***...]
2.               [...***...]                   [...***...]    $[...***...]
3.               [...***...]                   [...***...]    $[...***...]
4.               [...***...]                   [...***...]    $[...***...]
5.               [...***...]                   [...***...]    $[...***...]

Total NRE Payments                                            $[...***...]
[...***...]



Milestone                            Targeted Date       Pre-Paid
   ID        Milestone               of Completion       Payment
---------    ---------               -------------       --------

6.          [...***...]               [...***...]       $[...***...]
7.          [...***...]               [...***...]       $[...***...]

            [...***...]                                 $[...***...]


* - All feature specifications are not 100% complete to date, but JetFax and HP will work to mutually agreeable decision on feature/schedule trade-offs in meetings to complete in the next few weeks (target completion 1/15/99) for final specification on each feature.


* CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit C
                             Training and Support
                             --------------------


* CONFIDENTIAL TREATMENT REQUESTED

                                EXHIBIT C
                           Training and Support

I. Software/Firmware

Training:

1. In-depth technical training covering software and firmware to be provided by JetFax to HP Support Personnel. Classes to take place at a mutually agreed upon location. JetFax will provide technical personnel to assist HP in generating a Technical Support Guide, Service Manual, and related training materials. HP shall have the right to use all training documentation when training other HP support organizations.

[...***...]

Technical Support:

1. Technical assistance in support of the product launch and ongoing sales shall include:

JetFax support line(s) for HP Technical Marketing. Contact may be via telephone, fax, electronic mail or regular mail during regular business hours.

2. Problem Severity will be established by consensus between JetFax and HP Program Manager with input from the HP technical support groups using the following guidelines:

     Severity 1: Product is unusable by the end user due to software/firmware failure.

     Severity 2: A major product feature is inoperative, output is grossly deviant from expected output or there is a sensitive customer situation.

     Severity 3: There is a software/firmware problem that is not inhibiting the usage of the product, a request for information on product usage or other non-product area.

     Severity 4: Requests for enhancements.

3. JetFax will make every reasonable attempt to maintain the following response and resolution criteria. This will include, but is not limited to, minimally ensuring that a JetFax Service Representative will be available by phone at all business hours 8:00 am - 5:00 pm Pacific Time, Monday-Friday, excepting standard US holidays. In the event a JetFax Service Representative is not available by phone, a voicemail system will be active which will, in every best effort,

* CONFIDENTIAL TREATMENT REQUESTED
allow for the following:


       Problem Severity      Response Time       Resolution Time
       ----------------      -------------       ---------------
            1                 [...***...]           [...***...]
            2                 [...***...]           [...***...]
            3                 [...***...]           [...***...]
            4                 [...***...]           [...***...]


Response time is defined as the time necessary to acknowledge the receipt of
-------------
a problem and request additional information that may be necessary to analyze the problem. In the case of a problem submitted by telephone it is assumed that the response is immediate in that the call is answered as soon as a JetFax technical support representative is available to answer.

Resolution time is defined as the time necessary to provide a software fix
---------------
bypass explanation of functionality or other such item as to: 1) resolve the customer's problem where it is proven to be the fault of JetFax software or hardware; 2) provide reasonable explanation or evidence that the problem is not the result of JetFax hardware or software or; 3) request any additional information as is necessary for the JetFax technical support group to resolve the customer's problem, or escalate the problem to the JetFax QA or engineering groups for investigation and resolution. In the event of #3 above the JetFax technical support group will be responsible for monitoring the timeliness of the QA/Engineering response, as well as keeping the HP technical support group updated as to the status of the problem.

HP  Responsibilities
--------------------

HP Technical Support will be responsible for the following customer issues:

  1) Serve as the sole customer contact point at all times during the sales and product life cycles.
  2) Resolve all JetFax related issues that HP has the technical capacity to resolve.
  3) Reproduce and verify JetFax product problems that are reported by customers in a controlled environment whenever possible.
  4) Report verified product failures to JetFax technical support providing JetFax technical support with a detailed description of the steps necessary to reproduce a problem.
  5) Provide JetFax technical support with any materials necessary to reproduce the problem such as input or output materials, specialized software or other computer files deemed necessary for problem resolution.
  6) Provide JetFax technical support, when possible, with the following for each problem when initially contacting JetFax about that problem:

* CONFIDENTIAL TREATMENT REQUESTED

  - A chronology of the incident, data on problem volume, frequency, and on-site meetings with JetFax if they would provide helpful
  - Take action with customers at JetFax's request to aid in problem investigation and resolution
  - Attempt to download / fax information on device's status.
  - Information regarding software applications in use at the time of the failure with associated software version numbers
  - The name, description, and release number of other software that was resident in the computer's memory at the time that the suspected product failure occurred.
  - Hardware configuration of the machine on which the error is occurring including all steps to recreate name of brand of PC, video cards, video drivers, relevant localization settings (US vs. International), and other connected and installed peripherals and subsequent drivers
  - A description of recent changes that have occurred to the hardware and software of the machine where the failure is occurring.
  - Complete text and identifying number of all error messages
  - Any customer files necessary to reproduce the problem

JetFax Responsibilities
-----------------------

JetFax Technical Support will be responsible when addressing the following customer issues for HP:

  1) Provide acknowledgment of the receipt of a problem report from HP in the time frame outlined above.
  2) Provide the HP representative that initiated the communication with a JetFax problem number for tracking purposes at the time of the problem report.
  3) Perform analysis of reported product failures and unresolved problems and undertake any efforts to develop solutions or bypasses within the time frame outlined above.
  4) Provide to HP technical support any software fixes and documentation that are developed by JetFax as a resolution to this problem.
  5) Provide information, where such information is not clearly described in the associated documentation, and consulting assistance regarding the operation of the products in order to enable HP technical support personnel to perform their related duties.
  6) Maintain current updated master sets of all software for the product including all programs and documentation.
  7) Inform HP of any changes or updates to software or documentation.
  8) Provide reports on a quarterly basis to HP on product problems communicated to JetFax from HP as outlined below.

Reports and Technical Notes
---------------------------

     JetFax technical support will make every reasonable effort to provide a series of monthly reports to HP technical support consisting of:

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- JetFax cases logged for HP requests for the month
- JetFax software bugs reported by JetFax technical support for HP
- Monthly volumes of call received by JetFax technical support for HP requests
- Technical notes related to HP product issues
- Release notes for products to be distributed by HP
- Any incidents of HP customers who have called JetFax technical support directly


II. Hardware Training and Support

1. [...***...]

2. For HP's convenience, the design of the [...***...] will be done on HP's design systems and source documentation will reside on those systems throughout product life. Much of HP's manufacturing tooling and programming is based on automated outputs from HP's design systems. JetFax agrees to cooperate with HP in developing methods to make the transition of the design from JetFax's design systems to HP's systems fast and reliable.

3. [...***...].

4. Suppliers for all components will be subject to HP's standard supplier review and evaluation process. JetFax agrees to cooperate with HP in the supplier evaluation process.

5. At the end of HP's [...***...] production process, HP will perform extensive electrical tests (production tests) on each [...***...] manufactured. HP will create the test architecture and test code capable of diagnosing failures to the level of design detail available to HP. JetFax will supply test code sufficient for HP to diagnose failures of any parts of the [...***...] which are proprietary to JetFax including all of the proprietary ASICs. JetFax test code will, where possible, conform to specifications on the test interface provided by HP so that it can be easily integrated into the production test. In the event that HP requests action from JetFax to diagnose failures of [...***...], HP will supply JetFax with any diagnostic information generated by the production tests on those [...***...].

6. At a separate location from [...***...] manufacture, HP will install the [...***...] in a printer and may test operation of the printer (integration test). Software for the integration test will be provided by HP but may incorporate any portions of the production test software, or other JetFax test utilities.

7. [...***...].

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8. [...***...].

9. HP and JetFax agree to establish an escalation process throughout the production life of the [...***...] to resolve technical problems at three levels as follows:

     Level 1:
     -------
     HP will designate a product engineer who will be responsible for initial troubleshooting of all technical problems both in the factory and in the field. This engineer will have access to all technical information and documentation on the [...***...] which is not proprietary to JetFax. JetFax will designate a design engineer, knowledgeable on this product, who will be available to the HP product engineer for non-emergency consultation about the formatter design during business hours. JetFax and HP's contacts will have phones with message capability which will be checked at least daily,

     Level 2:
     --------
In the event of an actionable problem under 8. above, escalation will be via the contact established for Level 1.

     Level 3:
     --------
Events actionable under 7. above will be treated as production hold emergencies. JetFax will provide a method for HP to contact a knowledgeable engineer for consultation by phone within one hour at any time. In the event that the problem cannot be resolved by electronic communication within 24 hours, JetFax will provide an engineer physically present in Boise within an additional 24 hours to join with the HP product engineer in troubleshooting the problem to root cause and restoring production.

10. JetFax agrees that all information and software including design specifications and source code required to perform the testing and troubleshooting described above is included in the documentation held in escrow.

11. Technical training on the JetFax design will be provided by JetFax, at times jointly agreed upon by HP and JetFax.


                                      7

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                       Exhibit D - Exclusive Features

This Exhibit D describes the HP Exclusive Features as defined in Section 1.7 of the Agreement, and that are the subject of the licenses granted in
Section 2.5 of the Agreement. Such licenses shall apply, in accordance with the terms and conditions of such Section 2.5, to all products characterized by, and including all of the following:

[...***...]


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                                  Exhibit E
   Trademarks, Brand Naming, Splash Screens / Logos, Icons, UI Guidelines


1. JetFax Trademarks
   JetFax tm
   JetSuite(r)
   [...***...]
   [...***...]


2. HP Trademarks
   Hewlett-Packard tm
   [...***...]
   [...***...]
   [...***...]
   H

3. Brand Name and Version Naming
    The product name for JetFax developed PC software for the HP Product will remain consistent and use those conventions implemented for the HP [...***...]. As such, the host JetSuite software from JetFax shall include the key word "for" such that any branding which is apparent in the product will read [...***...] for Hewlett-Packard [...***...].

    The following naming shall be used for the different planned releases of the JetSuite Pro for Hewlett-Packard.


                      Win 3.x,
                      Win '95     Win '98      NT 4.0      NT 5.0
---------------------------------------------------------------------
[...***...]          [...***...] [...***...] [...***...] [...***...]
---------------------------------------------------------------------
[...***...]
Splash Screen        [...***...] [...***...] [...***...] [...***...]
---------------------------------------------------------------------
[...***...]
"About" JetSuite
  Splash Screen      [...***...] [...***...] [...***...] [...***...]
---------------------------------------------------------------------


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---------------------------------------------------------------------
                     Win 3.x,
                      Win '95     Win '98      NT 4.0      NT 5.0
---------------------------------------------------------------------
 HP documentation,
  CD ROM jackets,
  disk labels        [...***...] [...***...] [...***...] [...***...]
---------------------------------------------------------------------

These naming conventions for HP versions will be referenced where applicable within the application (including but not limited to the "About JetSuite" dialog box). Additionally, HP will use this naming structure, where appropriate, in product manuals, on diskette and/or CD ROM packaging and labels, and on promotional pieces

4. Splash Screens / Logos
JetFax and HP agree that the same product splash screen design shall be displayed for the all instances in which the splash screen is to be displayed. Those instances are limited to: 1) launch of the main [...***...] for Hewlett-Packard desktop application, 2) launch of the [...***...] mini-viewer, 3) installation of the [...***...] software for the HP Product, 4) on-line Getting Started Guide (if developed for the HP Product), 5) launch into the on-line Help system. All other instances in which the splash screen is to be displayed, must be clearly specified and mutually agreed to by both JetFax and HP prior to any such implementation.

All other guidelines for the size, placement, and look and feel of [...***...] for Hewlett-Packard splash screens shall be taken from those methods determined and implemented for the HP LaserJet 3100 product.

5. Icons

All guidelines for the size, placement, and look and feel of the [...***...] for Hewlett-Packard icons shall be taken from those methods determined and implemented for the HP LaserJet 3100 product.


6. User Interface Guidelines

All guidelines for the size, placement, and look and feel of other User Interface items related to the [...***...] for Hewlett-Packard shall be taken from those methods determined and implemented for the HP LaserJet 3100 product.



                                      10

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                                   Exhibit F
                           HP Software License Terms


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ATTENTION: USE OF THE SOFTWARE IS SUBJECT TO THE HP SOFTWARE LICENSE TERMS
SET FORTH BELOW. USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE LICENSE TERMS. IF YOU DO NOT ACCEPT THESE LICENSE TERMS, YOU MAY RETURN THE SOFTWARE FOR A FULL REFUND. IF THE SOFTWARE IS BUNDLED WITH ANOTHER PRODUCT, YOU MAY RETURN THE ENTIRE UNUSED PRODUCT FOR A FULL REFUND.

                         HP SOFTWARE LICENSE TERMS

The following License Terms govern your use of the accompanying Software unless you have a separate signed agreement with HP.

License Grant. HP grants you a license to Use one copy of the Software. "Use" means storing, loading, installing, executing or displaying the Software. You may not modify the Software or disable any licensing or control features of the Software. If the Software is licensed for "concurrent use", you may not allow more than the maximum number of authorized users to Use the Software concurrently.

Ownership. The Software is owned and copyrighted by HP or its third party suppliers. Your license confers no title to, or ownership in, the Software and is not a sale of any rights in the Software. HP's third party suppliers may protect their rights in the event of any violation of these License Terms.

Copies and Adaptations. You may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software. You must reproduce all copyright notices in the original Software on all copies or adaptations. You may not copy the Software onto any public network.

No Disassembly or Decryption. You may not disassemble or decompile the Software unless HP's prior written consent is obtained. In some jurisdictions, HP's consent may not be required for limited disassembly or decompilation. Upon request, you will provide HP with reasonably detailed information regarding any disassembly or decompilation. You may not decrypt the Software unless decryption is a necessary part of the operation of the Software.

Transfer. Your license will automatically terminate upon any transfer of the Software. Upon transfer, you must deliver the Software, including any copies and related documentation, to the transferee. The transferee must accept these License Terms as a condition to the transfer.

Termination. HP may terminate your license upon notice for failure to comply with any of these License Terms. Upon termination, you must immediately destroy the Software, together with all copies, adaptations and merged portions in any form.

Export Requirements. You may not export or re-export the Software or any copy or adaptation

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in violation of any applicable laws or regulations.

U.S. Government Restricted Rights. The Software and any accompanying documentation have been developed entirely at private expense. They are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014
(Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. You have only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause or the HP standard software agreement for the product involved.

No Third Party Warranty. NEITHER HP NOR ANY OF ITS REPRESENTATIVES MAKES OR PASSES ON TO YOU OR OTHER THIRD PARTY, ANY WARRANTY OR REPRESENTATION ON BEHALF OF HP'S THIRD PARTY SUPPLIERS.

Third Party Beneficiary. You are hereby notified that JetFax, Inc., a California corporation located at 1376 Willow Road, Menlo Park, California 94025 ("JetFax") is a third party beneficiary to this agreement to the extent that this agreement contains provisions which relate to your use of JetFax supplied software. Such provisions are made expressly for the benefit of JetFax and are enforceable by JetFax in addition to HP.

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